UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549
___________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 4, 2010

TEREX CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-10702	34-1531521
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

200 Nyala Farm Road, Westport, Connecticut	06880
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (203) 222-7170

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement.

Terex Corporation (“Terex” or the “Company”) previously announced on September 24, 2010 its intention to pursue an amendment to its bank credit facility.   On October 4, 2010, Terex and certain of its subsidiaries entered into an amendment to their bank credit facility with the lenders party thereto and Credit Suisse, as administrative and collateral agent (the “Amendment”).

Pursuant to the Amendment, the Company is permitted to make par offers for its 10-7/8% senior notes due 2016 (the “Senior Notes”) and its 7-3/8% senior subordinated notes due 2014 (the “Senior Subordinated Notes”) in accordance with the governing indentures and to redeem or repurchase debt if the minimum liquidity of the Company is greater than $250 million.  In addition, the Amendment removes the previous $200 million annual limitation on acquisitions and provides the Company with added flexibility in certain other restrictive covenants.  In connection with the Amendment, the Company is prepaying approximately $270 million principal amount of its term loans under its bank credit facility with a portion of the net proceeds from the sale of its Mining business.

Certain of the lenders, or their affiliates, under the Amendment are party to other agreements with the Company and its subsidiaries, including the provision of commercial banking, investment banking, trustee and/or other financial services in the ordinary course of business of the Company and its subsidiaries.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.  A copy of a press release announcing the Company’s entry into the Amendment is included as Exhibit 99.1 to this Form 8-K (the “Press Release”).

Item 8.01.  Other Events.

In the Press Release, Terex also announced that it has commenced offers to purchase, at par, up to $300 million in aggregate principal amount of its Senior Notes and up to $300 million in aggregate principal amount of its Senior Subordinated Notes.

The foregoing description and the terms and conditions of the offers to purchase the Senior Notes and Senior Subordinated Notes are qualified in their entirety by reference to each such offer to purchase dated October 5, 2010, attached hereto as Exhibits 99.2 and 99.3, respectively, and are incorporated herein by reference to this Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

10.1           Amendment No. 5 dated as of October 4, 2010, to Credit Agreement dated as of July 14, 2006, among Terex Corporation, certain of its subsidiaries, the Lenders named therein and Credit Suisse, as Administrative Agent and Collateral Agent.

99.1           Press release of Terex Corporation issued on October 5, 2010.

99.2           Notice of Offer to Purchase for Cash Outstanding 10-7/8% Senior Notes due 2016.

               99.3           Notice of Offer to Purchase for Cash Outstanding 7-3/8% Senior Subordinated Notes due 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 6, 2010
TEREX CORPORATION

By: /s/ Eric I Cohen
Eric I Cohen Senior Vice President, Secretary and General Counsel